Cookson Group plc and Subsidiaries

Certification of Chief Executive Officer pursuant to Section 906 of the

Sarbanes-Oxley Act of 2002 (18 U.S.C Section 1350)

In connection with the annual report on Form 20-F of Cookson Group plc for the period ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof, I, Stephen L Howard, Group Chief Executive of Cookson Group plc certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The annual report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the annual report fairly presents, in all material respects, the financial condition and result of operations of Cookson Group plc.

Date: 12 May 2003

/s/ STEPHEN L HOWARD
Stephen L Howard Group Chief Executive (Chief Executive Officer)

Cookson Group plc and Subsidiaries

Certification of Chief Financial Officer pursuant to Section 906 of the

Sarbanes-Oxley Act of 2002 (18 U.S.C Section 1350)

In connection with the annual report on Form 20-F of Cookson Group plc for the period ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof, I, Dennis H Millard, Group Finance Director of Cookson Group plc certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The annual report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the annual report fairly presents, in all material respects, the financial condition and result of operations of Cookson Group plc.

Date: 12 May 2003

/s/ DENNIS H MILLARD
Dennis H Millard Group Finance Director (Chief Financial Officer)